Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Kevin Brown
Media Relations	Investor Relations
(706) 644-0528	(706) 644-0948
Synovus Announces Earnings for the Fourth Quarter 2020
Diluted Earnings per Share of $0.96 vs. $0.56 in 3Q20
Adjusted Diluted Earnings per Share of $1.08 vs. $0.89 in 3Q20

COLUMBUS, Ga., January 26, 2021 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter and year ended December 31, 2020.
2020 Highlights
•Net income available to common shareholders for 2020 was $340.5 million or $2.30 per diluted share as compared to $540.9 million or $3.47 per diluted share for 2019.
◦Adjusted earnings per diluted share for 2020 were $2.41 as compared to $3.90 for 2019, a decrease of 38%.
•CET1 ratio increased 72 basis points to 9.67%; total risk-based capital ratio of 13.43% the highest since 2014.
•Allowance for Credit Losses (ACL) increased $370.7 million or 105 basis points (to loans) to 1.81% year-over-year, excluding Paycheck Protection Program (PPP) loans.
◦Includes increase of $110.4 million or 30 basis points from the adoption of Current Expected Credit Losses on January 1, 2020.
•Processed and approved nearly $2.9 billion in PPP loans, supporting approximately 19,000 customers.
•Announced Synovus Forward in January, a plan expected to add $100 million pre-tax benefit with a combination of revenue and expense initiatives.
•In December, a CEO transition plan was announced, and Kevin Blair was named to the Board. In April 2021, Chairman and CEO Kessel Stelling will move into the role of Executive Chairman and Kevin Blair will become CEO.

Fourth Quarter 2020 Highlights
•Net income available to common shareholders was $142.1 million or $0.96 per diluted share as compared to $83.3 million or $0.56 in the prior quarter.
◦Adjusted earnings per diluted share of $1.08, up 22% sequentially and 15% year-over-year.
•Period-end loan decline of $1.30 billion or 3% sequentially.
◦Loans declined by $700 million or 2% from the third quarter, excluding PPP forgiveness of $540 million or $516 million, net of unearned fees, and lending partnership balance reductions of $81 million.
•Period-end deposit growth of $2.03 billion or 5% from the third quarter.
◦Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $1.77 billion or 6% sequentially.
◦Total deposit costs of 28 basis points declined 11 basis points from the third quarter.
•Net interest income of $385.9 million increased $8.9 million or 2% sequentially.
•Non-interest revenue of $114.8 million stable with the prior quarter and increased $16.8 million year-over-year.
•Non-interest expense of $302.5 million, a decrease of $14.2 million from the third quarter and an increase of $36.4 million from the prior-year quarter.
◦Adjusted non-interest expense of $275.1 million increased $6.4 million sequentially, primarily due to a $4.5 million increase in expenses related to Synovus Forward, PPP, and COVID.
•Credit quality metrics remained relatively stable, with a non-performing loan ratio of 0.39% and non-performing asset ratio of 0.50%; net charge-off ratio of 0.23%.

Fourth Quarter Summary

	Reported			Adjusted*
(dollars in thousands)	4Q20	3Q20	4Q19	4Q20	3Q20	4Q19
Net income available to common shareholders	$142,118	$83,283	$143,393	$160,618	$131,364	$140,069
Diluted earnings per share	0.96	0.56	0.97	1.08	0.89	0.94
Total loans	38,252,984	39,549,847	37,162,450	N/A	N/A	N/A
Total deposits	46,691,571	44,665,904	38,405,504	N/A	N/A	N/A
Total FTE revenues	501,514	492,357	497,992	499,114	493,647	492,049
Return on avg assets	1.11%	0.69%	1.27%	1.25%	1.05%	1.24%
Return on avg common equity	12.31	7.28	13.08	13.91	11.48	12.78
Return on avg tangible common equity	14.00	8.46	15.18	15.79	13.24	14.84
Net interest margin**	3.12	3.10	3.65	3.10	3.08	3.40
Efficiency ratio	60.32	64.31	53.44	54.60	53.91	53.20
Net charge-off ratio	0.23	0.29	0.10	N/A	N/A	N/A
NPA ratio	0.50	0.49	0.37	N/A	N/A	N/A
*    Non-GAAP measures; see applicable reconciliation
** Adjusted net interest margin excludes purchase accounting adjustments primarily comprised of loan accretion and deposit premium amortization

“In a year marked by extraordinary volatility, we drew on the strength of our relationship centered model to support our team members, customers, and communities,” said Kessel Stelling, Synovus chairman and CEO. “During 2020, we delivered approximately 19,000 PPP loans totaling $2.9 billion to small business customers throughout the
Southeast and grew core transaction deposits $8.6 billion. We also accelerated investments in several technology initiatives that provided more convenience and a better digital experience as customers adapted to this highly virtual environment. And at year end, our higher capital levels, improved liquidity, and strong credit quality further demonstrated the strength and resiliency of our balance sheet in a challenging environment. In the year ahead, we expect our Synovus Forward initiatives to produce additional revenue opportunities, expense savings, and efficiencies that will further strengthen our bank. We continue to move forward with purpose, meeting the very real needs of individuals and businesses, and remain committed to being a source of stability, unity, and value creation for all we serve.”

Balance Sheet

Loans*

(dollars in millions)	4Q20	3Q20	Linked Quarter Change	Linked Quarter % Change	4Q19	Year/Year Change	Year/Year % Change
Commercial & industrial	$19,373.7	$20,014.2	$(640.5)	(3)%	$16,769.4	$2,604.3	16%
Commercial real estate	10,570.4	10,965.9	(395.4)	(4)	10,493.8	76.7	1
Consumer	8,386.5	8,668.8	(282.3)	(3)	9,924.7	(1,538.1)	(15)
Unearned income	(77.7)	(99.0)	21.3	(22)	(25.4)	(52.3)	206
Total loans	$38,253.0	$39,549.8	$(1,296.9)	(3)%	$37,162.5	$1,090.5	3%
*    Amounts may not total due to rounding

•Total loans ended the quarter at $38.25 billion, down $1.30 billion or 3% sequentially.
•Commercial and industrial (C&I) loans decreased $640.5 million or 3% from the prior quarter.
◦PPP forgiveness of $540 million, or $516 million, net of unearned fees, in the fourth quarter.
◦C&I line utilization remains near historic lows at 40%, down 6% year-over-year.

•Consumer loans decreased by $282.3 million or 3% sequentially.
◦Strategic declines in lending partnership balances of $81 million.
•Commercial real estate loans declined by $395.4 million or 4% from the prior quarter as pay-off and pay-down activity increased during the quarter.

Deposits*

(dollars in millions)	4Q20	3Q20	Linked Quarter Change	Linked Quarter % Change	4Q19	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$12,382.7	$12,129.8	$252.9	2%	$8,661.2	$3,721.5	43%
Interest-bearing DDA	5,674.4	5,291.1	383.3	7	4,769.5	904.9	19
Money market	13,541.2	12,441.3	1,099.9	9	9,827.4	3,713.9	38
Savings	1,156.2	1,126.0	30.3	3	909.5	246.7	27
Public funds	6,760.6	5,791.9	968.7	17	4,622.3	2,138.3	46
Time deposits	3,605.9	3,976.5	(370.5)	(9)	6,185.6	(2,579.7)	(42)
Brokered deposits	3,570.4	3,909.3	(338.9)	(9)	3,430.0	140.4	4
Total deposits	$46,691.6	$44,665.9	$2,025.7	5%	$38,405.5	$8,286.1	22%
*    Amounts may not total due to rounding

•Total deposits ended the quarter at $46.69 billion up $2.03 billion or 5% sequentially.
◦Core transaction deposits increased $1.77 billion or 6% from the prior quarter.
◦Strong seasonal inflows supported a $968.7 million increase in public funds compared to the third quarter.
•Total deposit costs declined 11 basis points from the third quarter to 28 basis points.

Income Statement Summary*

(in thousands, except per share data)	4Q20	3Q20	Linked Quarter Change	Linked Quarter % Change	4Q19	Year/Year Change	Year/Year % Change
Net interest income	$385,932	$376,990	$8,942	2%	$399,268	$(13,336)	(3)%
Non-interest revenue	114,761	114,411	350	—	97,955	16,806	17
Non-interest expense	302,498	316,655	(14,157)	(4)	266,121	36,377	14
Provision for credit losses	11,066	43,383	(32,317)	(74)	24,470	(13,404)	(55)
Income before taxes	$187,129	$131,363	$55,766	42%	$206,632	$(19,503)	(9)%
Income tax expense	36,720	39,789	(3,069)	(8)	54,948	(18,228)	(33)
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$142,118	$83,283	$58,835	71%	$143,393	$(1,275)	(1)%
Weighted average common shares outstanding, diluted	148,725	147,976	749	1	148,529	196	—
Diluted earnings per share	$0.96	$0.56	$0.39	70%	$0.97	$(0.01)	(1)%
Adjusted diluted earnings per share**	$1.08	$0.89	$0.19	22%	$0.94	$0.14	15%
*    Amounts may not total due to rounding
** Non-GAAP measure; see applicable reconciliation

Core Performance
•Total FTE revenues were $501.5 million in the fourth quarter up $9.2 million sequentially.
•Net interest income increased $8.9 million or 2% compared to the prior quarter, primarily due to PPP fee accretion of $24.8 million up $12.9 million from the third quarter.
•Net interest margin was 3.12% up 2 basis points from the previous quarter.

•Non-interest revenue of $114.8 million was stable with the third quarter and increased $16.8 million or 17% compared to fourth quarter 2019.
◦The fourth quarter included broad-based growth with increases in service charges, fiduciary and asset management, card fees, and brokerage offset by declines in capital markets and mortgage revenues.
•Non-interest expense decreased $14.2 million or 4% sequentially. Adjusted non-interest expense increased $6.4 million or 2% from the prior quarter.
◦Adjusted non-interest expense includes a $4.5 million increase in fees related to Synovus Forward, PPP, and COVID.
•Provision for credit losses was $11.1 million a $32.3 million decrease from the previous quarter.
◦The decrease includes net charge-offs of $22.1 million. Provision for credit losses other than net charge-offs reflects lower loan balances and a more favorable economic outlook.
•The effective tax rate was 19.6% for the quarter.

Capital Ratios

	4Q20		3Q20	4Q19
Common equity Tier 1 capital (CET1) ratio	9.67%	(1)	9.30%	8.95%
Tier 1 capital ratio	10.95	(1)	10.57	10.23
Total risk-based capital ratio	13.43	(1)	13.16	12.25
Tier 1 leverage ratio	8.50	(1)	8.48	9.16
Tangible common equity ratio(2)	7.66		7.67	8.08
(1)    Ratios are preliminary
(2)    Non-GAAP measure; see applicable reconciliation

Capital

•CET1 ratio increased 37 basis points sequentially to 9.67%, above the higher end of the 9.0-9.5% operating range.
•Total risk-based capital ratio of 13.43% increased 27 basis points from the prior quarter and includes subordinated debt optimization efforts completed in the fourth quarter.
•The Board of Directors has authorized share repurchases of up to $200 million in 2021.

Fourth Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. ET on January 26, 2021. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $54 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 289 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, has been recognized as one of the country's "Most Reputable Banks" by American Banker and The Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,”

“potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio; are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenues; efficiency ratio-FTE; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest revenue are measures used by management to evaluate total revenues exclusive of investment securities gains (losses), net and gain on sale and fair value increase, net of private equity investments. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q20	3Q20	4Q19	2020	2019
Adjusted non-interest revenue
Total non-interest revenue	$114,761	$114,411	$97,955	$506,513	$355,900
Subtract/add: Investment securities (gains) losses, net	(2,337)	1,550	2,157	(78,931)	7,659
Subtract: Gain on sale and fair value increase, net of private equity investments	(63)	(260)	(8,100)	(4,775)	(11,607)
Adjusted non-interest revenue	$112,361	$115,701	$92,012	$422,807	$351,952

Adjusted non-interest expense
Total non-interest expense	$302,498	$316,655	$266,121	$1,179,574	$1,098,968
Subtract: Earnout liability adjustments	—	—	—	(4,908)	(10,457)
Subtract: Goodwill impairment	—	(44,877)	—	(44,877)	—
Add/subtract: Merger-related expense	—	—	913	—	(56,580)
Subtract: Restructuring charges	(18,068)	(2,882)	(1,259)	(26,991)	(1,230)
Subtract: Valuation adjustment to Visa derivative	(890)	—	(1,111)	(890)	(3,611)
Subtract: Loss on early extinguishment of debt	(8,409)	(154)	—	(10,466)	(4,592)
Adjusted non-interest expense	$275,131	$268,742	$264,664	$1,091,442	$1,022,498

Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$275,131	$268,742	$264,664	$1,091,442	$1,022,498
Subtract: Amortization of intangibles	(2,640)	(2,640)	(2,901)	(10,560)	(11,603)
Adjusted tangible non-interest expense	$272,491	$266,102	$261,763	$1,080,882	$1,010,895

Net interest income	$385,932	$376,990	$399,268	$1,512,748	$1,595,803
Add: Tax equivalent adjustment	821	956	769	3,424	3,025
Add: Total non-interest revenue	114,761	114,411	97,955	506,513	355,900
Total FTE revenues	501,514	492,357	497,992	2,022,685	1,954,728
Subtract/add: Investment securities (gains) losses, net	(2,337)	1,550	2,157	(78,931)	7,659
Subtract: Gain on sale and fair value increase, net of private equity investments	(63)	(260)	(8,100)	(4,775)	(11,607)
Adjusted total revenues	$499,114	$493,647	$492,049	$1,938,979	$1,950,780
Efficiency ratio-FTE	60.32%	64.31%	53.44%	58.32%	56.22%
Adjusted tangible efficiency ratio	54.60	53.91	53.20	55.74	51.82

Reconciliation of Non-GAAP Financial Measures, continued
(in thousands, except per share data)	4Q20	3Q20	4Q19	2020	2019
Adjusted return on average assets
Net income	$150,409	$91,574	$151,684	$373,695	$563,780
Add: Income tax expense, net related to State Tax Reform	—	—	—	—	4,402
Add: Earnout liability adjustments	—	—	—	4,908	10,457
Add: Goodwill impairment	—	44,877	—	44,877	—
Subtract/add: Merger-related expense	—	—	(913)	—	56,580
Add: Restructuring charges	18,068	2,882	1,259	26,991	1,230
Add: Valuation adjustment to Visa derivative	890	—	1,111	890	3,611
Add: Loss on early extinguishment of debt	8,409	154	—	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	(2,337)	1,550	2,157	(78,931)	7,659
Subtract: Gain on sale and fair value increase, net of private equity investments	(63)	(260)	(8,100)	(4,775)	(11,607)
Subtract/add: Tax effect of adjustments	(6,467)	(1,122)	1,162	11,748	(9,343)
Adjusted net income	$168,909	$139,655	$148,360	$389,869	$631,361
Net income annualized	$598,366	$364,305	$601,790	$373,695	$563,780
Adjusted net income annualized	$671,964	$555,584	$588,602	$389,869	$631,361
Total average assets	$53,833,909	$53,138,334	$47,459,405	$52,138,038	$46,791,930
Return on average assets	1.11%	0.69%	1.27%	0.72%	1.20%
Adjusted return on average assets	1.25	1.05	1.24	0.75	1.35

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$142,118	$83,283	$143,393	$340,532	$540,899
Add: Income tax expense, net related to State Tax Reform	—	—	—	—	4,402
Add: Earnout liability adjustments	—	—	—	4,908	10,457
Add: Goodwill impairment	—	44,877	—	44,877	—
Subtract/add: Merger-related expense	—	—	(913)	—	56,580
Add: Restructuring charges	18,068	2,882	1,259	26,991	1,230
Add: Valuation adjustment to Visa derivative	890	—	1,111	890	3,611
Add: Loss on early extinguishment of debt	8,409	154	—	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	(2,337)	1,550	2,157	(78,931)	7,659
Subtract: Gain on sale and fair value increase, net of private equity investments	(63)	(260)	(8,100)	(4,775)	(11,607)
Subtract/add: Tax effect of adjustments	(6,467)	(1,122)	1,162	11,748	(9,343)
Adjusted net income available to common shareholders	$160,618	$131,364	$140,069	$356,706	$608,480
Weighted average common shares outstanding, diluted	148,725	147,976	148,529	148,210	156,058
Net income per common share, diluted	$0.96	$0.56	$0.97	$2.30	$3.47
Adjusted net income per common share, diluted	1.08	0.89	0.94	2.41	3.90

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q20	3Q20	4Q19	2020	2019

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$142,118	$83,283	$143,393	$340,532	$540,899
Add: Income tax expense, net related to State Tax Reform	—	—	—	—	4,402
Add: Earnout liability adjustments	—	—	—	4,908	10,457
Add: Goodwill impairment	—	44,877	—	44,877	—
Subtract/add: Merger-related expense	—	—	(913)	—	56,580
Add: Restructuring charges	18,068	2,882	1,259	26,991	1,230
Add: Valuation adjustment to Visa derivative	890	—	1,111	890	3,611
Add: Loss on early extinguishment of debt	8,409	154	—	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	(2,337)	1,550	2,157	(78,931)	7,659
Subtract: Gain on sale and fair value increase, net of private equity investments	(63)	(260)	(8,100)	(4,775)	(11,607)
Subtract/add: Tax effect of adjustments	(6,467)	(1,122)	1,162	11,748	(9,343)
Adjusted net income available to common shareholders	$160,618	$131,364	$140,069	$356,706	$608,480

Adjusted net income available to common shareholders annualized	$638,980	$522,600	$555,709	$356,706	$608,480
Add: Amortization of intangibles	7,782	7,782	8,528	7,825	8,598
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$646,762	$530,382	$564,237	$364,531	$617,078

Net income available to common shareholders annualized	$565,382	$331,322	$568,896	$340,532	$540,899
Add: Amortization of intangibles	7,782	7,782	8,528	7,825	8,598
Net income available to common shareholders excluding amortization of intangibles annualized	$573,164	$339,104	$577,424	$348,357	$549,497

Total average shareholders' equity less preferred stock	$4,594,199	$4,553,159	$4,348,250	$4,534,935	$4,384,458
Subtract: Goodwill	(452,390)	(497,267)	(488,223)	(485,987)	(487,126)
Subtract: Other intangible assets, net	(46,511)	(49,075)	(57,149)	(50,427)	(65,553)
Total average tangible shareholders' equity less preferred stock	$4,095,298	$4,006,817	$3,802,878	$3,998,521	$3,831,779
Return on average common equity	12.31%	7.28%	13.08%	7.51%	12.34%
Adjusted return on average common equity	13.91	11.48	12.78	7.87	13.88
Return on average tangible common equity	14.00	8.46	15.18	8.71	14.34
Adjusted return on average tangible common equity	15.79	13.24	14.84	9.12	16.10

Reconciliation of Non-GAAP Financial Measures, continued
	December 31,	September 30,	December 31,
(dollars in thousands)	2020	2020	2019
Tangible common equity ratio

Total assets	$54,366,086	$53,040,538	$48,203,282
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(45,112)	(47,752)	(55,671)
Tangible assets	$53,868,584	$52,540,396	$47,650,344

Total shareholders’ equity	$5,161,334	$5,064,542	$4,941,690
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(45,112)	(47,752)	(55,671)
Subtract: Preferred stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,126,687	$4,027,255	$3,851,607
Total shareholders’ equity to total assets ratio	9.49%	9.55%	10.25%
Tangible common equity ratio	7.66	7.67	8.08